Exhibit 99.1

Novatel Wireless Reports Fourth Quarter and Fiscal Year 2012 Preliminary Financial Results

SAN DIEGO--(BUSINESS WIRE)--February 21, 2013--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announced preliminary financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth quarter revenue was $70.7 million, as compared to $109.8 million in the fourth quarter of 2011. GAAP net loss in the quarter was $14.9 million, or $(0.45) per share. The GAAP net loss includes the impact of non-cash items including $1.1 million in share-based compensation expense; $1.0 million of employee stock purchase plan cancellation charges; $0.3 million of an intangible asset valuation increase; $2.6 million of depreciation and amortization expense; and, $0.3 million in deferred tax asset charges. On a non-GAAP basis, a reconciliation of which can be identified in the attached schedule, net loss for the quarter was $12.6 million, or $(0.38) per share.

“We believe the fundamental progress we made on our strategic initiatives in the fourth quarter has positioned us for a stronger 2013, and currently anticipate significant sequential revenue growth and bottom line improvement in the first quarter,” said Peter Leparulo, CEO of Novatel Wireless. “Our M2M business grew sequentially by 16% in the fourth quarter due to the positive impact of our new product introductions, customer wins and the changes we made to our sales channels. We believe this business is well-poised to benefit from strong growth in key verticals for our M2M asset management solutions, and growing contributions from our M2M embedded solutions. In mobile computing, we are pleased to have introduced two new products, the MiFi® Liberate™ with AT&T and the MiFi® 5510L with Verizon Wireless, and expect to see the benefits of these in the first quarter.”

Fiscal year 2012 revenue was $344.3 million. GAAP net loss for the year was $89.3 million, or $(2.72) per share. The GAAP net loss includes the impact of non-cash items including $6.5 million in share-based compensation expense; $1.0 million of employee stock purchase plan cancellation charges; $49.5 million in goodwill and intangible asset impairment charges; $12.3 million of depreciation and amortization expense; and, $0.4 million of net deferred tax asset charges. On a non-GAAP basis, a reconciliation of which can be identified in the attached schedule, net loss for the year was $28.2 million, or $(0.86) per share.

Recent Business Highlights

  On November 16, 2012, Novatel Wireless announced the commercial availability of the MiFi® Liberate being sold through AT&T, the first Intelligent Mobile Hotspot device with a touchscreen display, and the first launch of the Company’s MiFi® 2 next generation product. The MiFi Liberate™ includes a new user interface based on 2.8" multi-touch interactive color display, connectivity for up to 10 devices, 11 hours of continuous use, and other capabilities beyond pure connectivity such as a DLNA-certified media center.
  On January 29, 2013, Novatel Wireless announced the new MiFi 5510L Intelligent Mobile Hotspot to be launched on the Verizon Wireless network as the Verizon Jetpack™ 4G LTE Mobile Hotspot MiFi® 5510L. The device exterior is based on Verizon Wireless' new iconic design with a red translucent lens. The MiFi 5510L is a personal mobile hotspot providing Internet connectivity on the go and capable of sharing high-speed 4G LTE broadband Internet connectivity with up to 10 Wi-Fi enabled devices simultaneously. The MiFi 5510L features capacitive touch navigation keys for quick and easy access to essential device details and supports the latest security requirements that some of the strictest corporate VPNs require, including VPN Pass-through and SPI Firewall.

  Recently, Novatel Wireless announced the commercialization of its MT 3050 asset management solution on the Verizon Wireless network. The MT 3050 is a mobile tracking OBD-II device which reduces up-front costs for insurance telematics and fleet management applications with easy, plug-and-play installation and industry-leading small form factor. The new MT 3050 also features integrated disconnect alert supported by an in-device backup battery. The MT 3050 is an ideal solution for insurance telematics and fleet management providers who are looking for information on the vehicle, vehicle location or driver behavior resulting in productivity improvements and cost reductions for customers.

First Quarter 2013 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the first quarter of 2013 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management’s beliefs and assumptions as of the date of this release.

We are currently forecasting sequential improvement in both our mobile computing and M2M businesses, driven by recent product launches. The relatively wide guidance range is attributable to the uncertainty related to forecasting the sell-through volumes for two of the new MiFi products, and the uncertain timing of other product launches during the quarter.

First Quarter 2013
Revenue	$83 - $93 million

Non-GAAP Gross Margin	22% - 24%

Non-GAAP EPS	$(0.19) - $(0.07)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through March 1, 2013. To hear the replay, parties in the United States may call 1- 877-344-7529 and enter conference code 100 245 86#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi® Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite® embedded modules, Enfora® smart M2M modules, and Enfora integrated M2M solutions. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the fourth quarter ended December 31, 2012 and our outlook for the first quarter of 2013, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2013 Novatel Wireless. All rights reserved. MiFi, Expedite, Enabler, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2012	2011
	(Preliminary and unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$16,044	$47,069
Marketable securities	38,064	28,267
Accounts receivable, net	42,652	36,849
Inventories	39,016	42,279
Deferred tax assets, net	126	2,011
Prepaid expenses and other	4,829	3,712
Total current assets	140,731	160,187

Property and equipment, net	15,229	18,496

Marketable securities	1,201	13,495

Intangible assets, net	3,163	35,702

Goodwill	-	19,772

Deferred tax assets, net	584	1,023

Other assets	623	504
Total assets	$161,531	$249,179

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$45,732	$54,030
Accrued expenses	27,800	25,044
Total current liabilities	73,532	79,074

Other long-term liabilities	2,552	4,080

Total liabilities	76,084	83,154

Stockholders' equity:

Common stock	34	32
Additional paid-in capital	438,477	429,813
Accumulated other comprehensive income (loss)	14	(8)
Accumulated deficit	(328,078)	(238,812)
	110,447	191,025
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	85,447	166,025

Total liabilities and stockholders' equity	$161,531	$249,179

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)

Net revenues	$70,675	$109,794	$344,288	$402,862
Cost of net revenues	57,117	84,068	271,845	318,270
Gross profit	13,558	25,726	72,443	84,592

Operating costs and expenses:
Research and development	15,440	15,875	60,422	61,392
Sales and marketing	6,246	7,025	27,501	29,830
General and administrative	6,607	5,050	22,668	21,600
Goodwill and intangible assets impairment	(300)	(237)	49,521	3,277
Amortization of purchased intangible assets	183	521	1,074	2,220
Total operating costs and expenses	28,176	28,234	161,186	118,319

Operating loss	(14,618)	(2,508)	(88,743)	(33,727)

Other income (expense):
Interest income, net	53	81	291	384
Other income (expense), net	(12)	112	(203)	(1,052)

Loss before income taxes	(14,577)	(2,315)	(88,655)	(34,395)

Income tax (benefit) provision	335	1,089	611	(9,503)

Net loss	$(14,912)	$(3,404)	$(89,266)	$(24,892)

Per share data:

Net loss per share:
Basic and diluted	$(0.45)	$(0.11)	$(2.72)	$(0.78)

Weighted average shares used in computation of net loss per share:
Basic and diluted	33,356	32,154	32,852	32,043

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)
Cash flows from operating activities:
Net loss	$(14,912)	$(3,404)	$(89,266)	$(24,892)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation and amortization	2,590	4,086	12,337	17,868
Loss on goodwill and purchased intangible assets impairment	(300)	(237)	49,521	3,277
Impairment loss on equipment and software license intangible assets	10	70	100	203
Provision for bad debts	400	(19)	439	40
Net impairment loss on marketable securities	-	-	39	346
Inventory provision	1,180	113	2,843	689
Share-based compensation expense	2,091	1,926	7,500	5,983
Non-cash income tax expense (benefit)	931	2,102	1,125	(9,185)
Changes in assets and liabilities:
Accounts receivable	(2,782)	17,391	(6,242)	26,437
Inventories	(3,669)	6,756	420	122
Prepaid expenses and other assets	1	177	(1,237)	3,661
Accounts payable	4,741	(352)	(10,367)	(24,293)
Accrued expenses, income taxes, and other	2,632	(3,438)	2,865	(1,787)

Net cash provided by (used in) operating activities	(7,087)	25,171	(29,923)	(1,531)

Cash flows from investing activities:
Purchases of property and equipment	(514)	(1,059)	(4,535)	(5,987)
Purchases of intangible assets	(104)	(65)	(104)	(284)
Purchases of marketable securities	(12,345)	(15,626)	(44,216)	(36,992)
Marketable securities maturities/sales	19,190	16,383	46,696	74,922
Net cash provided by (used in) investing activities	6,227	(367)	(2,159)	31,659
Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	9,000	-	14,000	12,000
Principal repayments of short-term debt	(9,000)	-	(14,000)	(12,000)
Principal payments under capital lease obligations	-	(28)	(46)	(109)
Proceeds from stock option exercises and ESPP net of taxes paid on vested restricted stock units	583	421	1,166	(196)
Net cash provided by (used in) financing activities	583	393	1,120	(305)
Effect of exchange rates on cash and cash equivalents	(20)	(55)	(63)	(129)

Net increase (decrease) in cash	(297)	25,142	(31,025)	29,694
Cash and cash equivalents, beginning of period	16,341	21,927	47,069	17,375
Cash and cash equivalents, end of period	$16,044	$47,069	$16,044	$47,069

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three Months and Twelve Months Ended December 31, 2012
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012		December 31, 2012
	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(14,912)	$(0.45)	$(89,266)	$(2.72)

Adjustments:
Share-based compensation expense (a)	2,091	0.06	7,500	0.23

Acquisition related charges (b)	267	0.01	2,697	0.08

Goodwill & Intangibles impairment (c)	(300)	(0.01)	49,521	1.51

Income tax adjustments (d)	297	0.01	429	0.01

Severance (e)	-	-	890	0.03
Non-GAAP net loss	$(12,557)	$(0.38)	$(28,229)	$(0.86)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718. The adjustment in Q4 2012 includes $965k for employee stock purchase plan cancellation charges.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect goodwill and purchased intangibles impairments resulting from interim impairment analyses conducted during the 1st and 3rd quarters of 2012.

(d) Adjustments for uncertain tax benefits and valuation provisions on deferred tax assets.

(e) Adjustments reflect reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2012
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Goodwill and purchased intangibles impairments (c)	Non-GAAP

Cost of net revenues	$57,117	$204	$84	$-	$56,829

Operating costs and expenses:
Research and development	15,440	1,010	-	-	14,430
Sales and marketing	6,246	336	-	-	5,910
General and administrative	6,607	541	-	-	6,066
Goodwill and intangible assets impairment	(300)	-	-	(300)	-
Amortization of purchased intangibles	183	-	183	-	-
Total operating costs and expenses	$28,176	1,887	183	(300)	$26,406

Total		$2,091	$267	$(300)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718. The adjustment in Q4 2012 includes $965k for employee stock purchase plan cancellation charges.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Includes adjusted impairment charges for goodwill and purchased intangibles

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Twelve Months Ended December 31, 2012
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Goodwill and purchased intangibles impairments (c)	Severance (d)	Non-GAAP

Cost of net revenues	$271,845	$747	$1,623	$-	$53	$269,422

Operating costs and expenses:
Research and development	60,422	3,042	-	-	555	56,825
Sales and marketing	27,501	1,403	-	-	85	26,013
General and administrative	22,668	2,308	-	-	197	20,163
Goodwill and intangible assets impairment	49,521	-	-	49,521	-	-
Amortization of purchased intangibles	1,074	-	1,074	-	-	-
Total operating costs and expenses	$161,186	6,753	1,074	49,521	837	$103,001

Total		$7,500	$2,697	$49,521	$890

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718. Q4 2012 includes $965k for employee stock purchase plan cancellation charges.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments reflect goodwill and purchased intangibles impairment resulting from interim impairment analyses conducted during the 1st and 3rd quarters of 2012.

(d) Includes reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three and Twelve Months Ended December 31, 2012
(in thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2012

Loss before income taxes	$(14,577)	$(88,655)
Depreciation and amortization	2,590	12,337
Goodwill & purchased intangibles impairment	(300)	49,521
Share-based compensation expense	2,091	7,500
Severance	-	890
Other expense (income)	(41)	(88)
Adjusted EBITDA	$(10,237)	$(18,495)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three and Twelve Months Ended December 31, 2012
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)
Net revenues by reportable segment:
Mobile Computing Products	$63,888	$99,838	$312,508	$358,106
M2M Products and Solutions	6,787	9,956	31,780	44,756
Total	$70,675	$109,794	$344,288	$402,862

Operating income (loss) :
Mobile Computing Products	$(11,223)	$595	$(22,924)	$(13,764)
M2M Products and Solutions	(3,395)	(3,103)	(65,819)	(19,963)
Total	$(14,618)	$(2,508)	$(88,743)	$(33,727)

			December 31,	December 31,
			2012	2011
			(Preliminary and unaudited)
Identifiable assets by reportable segment:
Mobile Computing Products			$141,045	$181,180
M2M Products and Solutions			20,486	67,999
Total			$161,531	$249,179

CONTACT:
Investor contact:
The Blueshirt Group for Novatel Wireless
Chris Danne and Matthew Hunt
415-217-5865 or 415-489-2194
chris@blueshirtgroup.com
matt@blueshirtgroup.com
or
Media contact:
Charlotte Rubin, 858-812-3431
crubin@nvtl.com